Exhibit 99.1

Press Release

BAYCOM CORP INCREASES QUARTERLY CASH DIVIDEND

33% TO $0.20 PER SHARE

WALNUT CREEK, California, May 21, 2025 – BayCom Corp (NASDAQ: BCML) (“BayCom” or the “Company”), the parent company of United Business Bank, today announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share on the Company's common stock, which represents a 33% increase (from $0.15 per share) in the Company’s quarterly dividend. The dividend is payable on July 10, 2025 to shareholders of record as of the close of business on June 12, 2025.

About BayCom Corp

The Company, through its wholly owned operating subsidiary, United Business Bank, offers a full range of loans, including SBA, CalCAP, FSA and USDA guaranteed loans, and deposit products and services to businesses and their affiliates in California, Nevada, Washington, New Mexico and Colorado. The Bank is an Equal Housing Lender and a member of FDIC. The Company’s common stock is traded on the NASDAQ under the symbol “BCML”. For more information, go to www.unitedbusinessbank.com.

Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the Company's financial condition, results of operations, plans, objectives, future performance or business, including information regarding the ability of BayCom to pay dividends in the future. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, the Company’s financial condition and results of operations, general economic conditions, as well as those within the Company’s industry, and numerous other factors identified in BayCom's Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation to update or revise any forward-looking statements made herein to reflect any changes in the Company's expectations of results or any change in events.

CONTACT:

BayCom Corp

Keary Colwell, 925-476-1800

kcolwell@ubb-us.com

Source: BayCom Corp